                              RESEARCH AGREEMENT

         This RESEARCH AGREEMENT (the "Agreement") is made effective as of this 1st day of November, 1996 by and between the Arizona Board of Regents, acting for and on behalf of The University of Arizona, Tucson, Arizona 85721 ("UNIVERSITY"), and IgX Corp., a Delaware corporation having a principal address at 17197 North Laurel Park Drive, Suite 540, Livonia, Michigan 48152 ("IgX").

         WHEREAS, IgX desires UNIVERSITY to perform certain research work (and is willing to advance funds to sponsor such research) as summarized in the abstract appended hereto as Exhibit "A" and made part hereof, Expansion of Defined Anti-Cryptosporidium IgA Monoclonal Antibodies and Assessment of Efficacy During Intestinal Infection (the "Research Plan"), based in part on the following University of Arizona invention disclosures by F. Javier Enriquez, M.D., Ph.D. (the "Disclosures"): (i) UA1524, Therapeutic Monoclonal IgA Antibodies to Cryptosporidium Antigens of 500KDa and Less Than 1,000KDa;
(ii) UA1525, Anti-GP23 Antigen Monoclonal IgA Antibodies for Treatment of Cryptosporidiosis, G9H4 and H8H2 and (iii) UA1526, Monoclonal IgA Antibody 1B8 Directed to Cryptosporidium 200KDa Antigen;

         WHEREAS, IgX desires to obtain certain rights to intellectual property that may be developed during the course of the Research Plan;

         WHEREAS, UNIVERSITY is willing to undertake such Research Plan and to grant IgX an option to obtain rights to such intellectual property;

         WHEREAS, the research leading to the Disclosures was supported by National Institutes of Health Grant AI 30223;

         WHEREAS, UNIVERSITY, if applicable, has requested title to the Disclosures pursuant to Public Law 96-517, applicable regulations relating thereto, as from time to time amended, and institutional agreements between itself and agencies of the U.S. Government;

         WHEREAS, UNIVERSITY will acquire title, if any there be, to all improvements to the Disclosures made by Dr. Enriquez using UNIVERSITY facilities by virtue of Arizona Board of Regents (ABOR) Patent Policy and said Public law, regulations and agreements; and

         WHEREAS, UNIVERSITY is granting to IgX the option to acquire certain rights to intellectual property in the FIELD OF RESEARCH (as defined herein) under the terms and conditions of the License Agreement attached as Exhibit "B;"

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, IgX and UNIVERSITY agree as follows:

                             ARTICLE 1. Definitions

         1.1 Terms in this Agreement (other than names of the parties and Article headings) which are set forth in upper case letters have the meaning established for such terms in the succeeding paragraphs of this Article 1.

         1.2 "FIELD OF RESEARCH" shall mean (i) the examination and selection of IgA monoclonal antibodies (expanded in ascites) against intestinal, hepatobiliary and liver infections, (ii) the expansion of IgA antibodies in serum-free bioreactors and (iii) the evaluation of bioreactor-derived IgA monoclonal antibodies in Cryptosporidium infections, first during acute infection in neonatal mice and then in chronic infection in immunodeficient adult mice.

         1.3 "SPONSORED RESEARCH" shall mean those research activities to be performed by UNIVERSITY within the FIELD OF RESEARCH, and in accordance with the Research Plan as summarized in the attached Exhibit "A."

         1.4 "PRINCIPAL INVESTIGATOR" shall mean F. Javier Enriquez, M.D., Ph.D., who is employed by UNIVERSITY, and who will have the primary responsibility for performing and/or supervising the SPONSORED RESEARCH.

         1.5 "UNIVERSITY" as used herein shall include, without restriction or limitation, UNIVERSITY and the PRINCIPAL INVESTIGATOR, and any other employee, representative or agent of The University of Arizona participating in the SPONSORED RESEARCH pursuant to this Agreement.

         1.6 "INVENTION(S)" as used herein shall include, without restriction or limitation, any and all devices, processes (including without limitation processes of using devices or of manufacturing such devices), compositions or products whether patentable or unpatentable, which are conceived or reduced to practice during the term of the Agreement and for ninety (90) days after it expires, which is/are developed as a result of conducting the SPONSORED RESEARCH for IgX, and which are within the FIELD OF RESEARCH. INVENTION(S) hereunder shall be limited to devices, processes, compositions or products for treatment of human patients, and shall specifically exclude any devices, processes, compositions or products for treatment of animals in the field of veterinary science.

         1.7 "IgX's INVENTION(S)" shall mean those INVENTION(S) independently conceived or reduced to practice by IgX, with "independently" meaning for the purpose of this Agreement, the lack of involvement by UNIVERSITY in assisting or contributing to the conception or reduction to practice of such INVENTION(S).

         1.8 "UNIVERSITY's INVENTION(S)" shall mean all INVENTION(S) made by UNIVERSITY, PRINCIPAL INVESTIGATOR and other UNIVERSITY employees in direct performance of the SPONSORED RESEARCH.

         1.9 "JOINT INVENTION(S)" shall mean those INVENTION(S) not coming within the definitions for IgX's INVENTION(S) or UNIVERSITY's INVENTION(S).

         1.10 "AFFILIATE" means any corporation or other business entity controlled by, controlling or under common control with IgX. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock, or at least fifty percent (50%) interest in the income of such corporation or other business.

                          ARTICLE 2. Research Activity

         2.1 Research Program. The research program which is contemplated by the Agreement is set forth in the Research Plan attached as Exhibit "A." This Research Plan sets forth the research tasks and objectives to be performed by UNIVERSITY and the amount of funding to be provided by IgX. UNIVERSITY agrees to conduct the SPONSORED RESEARCH in accordance with the Research Plan of Exhibit "A." The PRINCIPAL INVESTIGATOR may select other employees, representatives and/or agents of UNIVERSITY to assist with the Research Plan, provided that such individuals are made aware of this Agreement, and in particular, have agreed to be bound by the terms of this Agreement.

         2.2 Independent Contractor. UNIVERSITY, for the purposes of this Agreement, and for all services to be provided hereunder, shall be deemed to be an independent contractor and neither the agent nor the employee of IgX. UNIVERSITY shall not have authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding upon IgX except as provided for herein or authorized in writing by IgX.

         2.3 Funding. A budget covering expected costs of the SPONSORED RESEARCH is included in the attached Exhibit "A." UNIVERSITY agrees that this budget represents the expected funding for conducting the SPONSORED RESEARCH pursuant to this Agreement. The SPONSORED RESEARCH is to be funded as the work is completed based on invoices (in triplicate) submitted by UNIVERSITY. Timely payment by IgX shall be made upon receipt of such invoices and sent to the following address. Checks should be made payable to The University of Arizona and should identify the UA account no. 434200.

                           Sponsored Projects Services
                           The University of Arizona
                           888 North Euclid Avenue, #510
                           P.O. Box 210158
                           Tucson, Arizona 85721-0158

         2.4 Exclusivity of Research. IgX understands that UNIVERSITY may be involved in similar research through other researchers on behalf of itself and others. UNIVERSITY shall be free to continue such research provided that it is conducted separately under funding separate from the Research Plan of Exhibit "A" and IgX shall not gain any rights via this Agreement to such other research.

         2.5 Personnel Agreements. UNIVERSITY represents that the covenants set forth in this Agreement shall apply and are binding on any individual employed to perform the SPONSORED RESEARCH under this Agreement, and additionally represents that it has agreements with any such individuals sufficient to satisfy the terms and conditions of this Agreement.

         2.6 Compliance with Laws. The PRINCIPAL INVESTIGATOR agrees to comply with all national and local laws of the jurisdiction wherein he conducts business, including compliance at all times with Good Laboratory Practice guidelines as established by the Food and Drug Administration. UNIVERSITY further agrees that any compensation it receives under this Agreement shall not be disbursed for any purpose which is unlawful or unethical under those laws.

         2.7 Equipment and Supplies. Any equipment and supplies purchased under this Agreement to conduct the Research Plan remaining at the end of the Research Plan shall belong to UNIVERSITY.

                           ARTICLE 3. Property Rights

         3.1 Property Rights. The parties agree that the following provisions apply to IgX's INVENTION(S), UNIVERSITY's INVENTION(S) and JOINT INVENTION(S).

                  a. IgX's INVENTION(S): IgX's INVENTION(S) shall remain the sole and exclusive property of IgX and UNIVERSITY shall have no title or claim to such INVENTION(S). IgX shall bear sole responsibility and expense for the filing and prosecuting of any patent applications concerning such INVENTION(S).

                  b. UNIVERSITY's INVENTION(S): UNIVERSITY's INVENTION(S) shall remain the sole and exclusive property of UNIVERSITY.

                           i. UNIVERSITY shall bear the sole responsibility and
expense for the filing and prosecuting of any patent application concerning such INVENTIONS(S). If IgX elects to exercise the option pursuant to Article 3.1(b)(iii), IgX will reimburse UNIVERSITY for out-of-pocket costs of filing and prosecuting patent applications covering UNIVERSITY's INVENTION(S).

                           ii. If UNIVERSITY declines to file a patent
application on such INVENTION(S), including filing a patent application in a particular country, then IgX may elect, at its own discretion and expense, to file and prosecute such patent application, provided that such application and any resulting patent shall remain the sole and exclusive property of

UNIVERSITY. In the event that IgX prepares and files such an application UNIVERSITY hereby agrees to execute any necessary papers to accomplish preparing, filing and prosecuting the application.

                           iii. UNIVERSITY further agrees to grant and hereby
grants to IgX a right of first refusal with respect to UNIVERSITY's INVENTION(S). To that end, UNIVERSITY agrees to grant and hereby grants to IgX an exclusive option to acquire a royalty-bearing exclusive license in any and all UNIVERSITY INVENTION(S) pursuant to the terms and conditions of the License Agreement substantially in the form attached hereto as Exhibit "B" to this Agreement. Said exclusive option shall be exercised in writing by IgX within six
(6) months after notification of such UNIVERSITY INVENTION(S) has been communicated to IgX pursuant to Section 3.2 below.

                  c. JOINT INVENTION(S): JOINT INVENTION(S) shall be owned jointly by IgX and UNIVERSITY, with each party having the full right to practice the INVENTION(S) subject only to similar rights of the other party.

                           i. UNIVERSITY and IgX shall mutually agree upon the
filing, including the selection of appropriate countries in which to file, of patent applications for such JOINT INVENTION(S). The expense for filing and prosecution of such mutually agreed upon patent applications shall be shared equally by UNIVERSITY and IgX. If the parties do not agree upon the filing of a patent application, or do not agree upon filing an application in a specific country for a particular JOINT INVENTION(S), then the party desiring to file such patent application, including the filing in a specific country, may file at its own expense, provided that any resulting patent shall become the exclusive property of the filing party free of any royalty or other payment obligation to the non-filing party. UNIVERSITY and IgX also agree to equally share in the expense of maintaining any patent for JOINT INVENTION(S). In the event one party elects not to pay its share of maintenance costs, then the other party may at its own expense continue such maintenance, provided that such patent will become the exclusive property of that party free of any royalty or other payment obligations to the other.

                           ii. In the event that a patent application is
prepared, or a patent is maintained concerning a JOINT INVENTION(S) by one of the parties pursuant to Article 3.1(c)(i), then the other party hereby agrees to execute any necessary papers to transfer its interest in such application or patent to the other party.

                           iii. Neither IgX nor UNIVERSITY shall have the right
to transfer any interest in such JOINT INVENTION(S) without the prior written approval of the other party, with such approval not being unreasonably withheld by either party, except for the interest of the filing party in a patent application filed by that party pursuant to Article 3.1(c)(i).

                           iv. UNIVERSITY further agrees to grant, and hereby
grants to IgX an exclusive option to acquire a royalty-bearing exclusive license to UNIVERSITY'S interest in any and all JOINT INVENTION(S) pursuant to the terms and conditions of the License Agreement substantially in the form attached hereto as Exhibit "B" to this Agreement. Said exclusive option shall be exercised in writing by IgX within six (6) months after notification of such JOINT INVENTION(S) has been communicated to IgX pursuant to Section 3.2 below.

         3.2 Disclosure of INVENTION(S). UNIVERSITY agrees to disclose through its Office of Technology Transfer to IgX each such UNIVERSITY's INVENTION(S) and JOINT INVENTION(S) within thirty (30) days of determining the existence of such INVENTIONS(S). UNIVERSITY further agrees to notify IgX within ninety (90) days of disclosure of each UNIVERSITY's INVENTION(S) of its decision on filing of an appropriate patent application, whereupon IgX may, if UNIVERSITY declines to file an application or fails to properly notify IgX, elect to file such an application pursuant to Article 3.1(b)(ii).

                           ARTICLE 4. Publication

         4.1 UNIVERSITY and the PRINCIPAL INVESTIGATOR have the right to publish or otherwise publicly disclose information gained in pursuing the Research Plan supported by this Agreement. In order to avoid loss of patent protection as a result of public disclosure on information developed during the Research Plan, UNIVERSITY will submit any materials to IgX for review at least thirty (30) days before submission of materials for publication or before making presentations. IgX shall notify UNIVERSITY within sixty (60) days of receipt of such materials:

                  a. whether IgX desires to file patent applications on any intellectual property contained in the materials that may be subject to patent protection; or

                  b. whether such materials contain information the public disclosure of which would be commercially prejudicial to IgX.

         4.2 IgX shall have the right to request that any commercially prejudicial information be deleted from the materials submitted or the portions thereof be rewritten to be less prejudicial; provided, however, that the PRINCIPAL INVESTIGATOR shall have final authority to determine the scope and content of any publication.

                      ARTICLE 5. Confidential Information

         5.1 IgX and UNIVERSITY may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other. IgX and UNIVERSITY shall use reasonable efforts to prevent the disclosure of any confidential information belonging to the other to third parties, and use such information only for the purposes expressed in this Agreement and for a period of three (3) years thereafter, provided that the receiving party's obligation hereunder shall not apply to information that:

                  a. is already in the receiving party's possession at the time of disclosure thereof;

                  b. is or later becomes part of the public domain through no fault of the receiving party;

                  c. is received from a third party having no obligation of confidentiality to the disclosing party;

                  d. was prior to disclosure independently developed by the receiving party; or

                  e. is required to be disclosed by law or under regulation.

                              ARTICLE 6. Publicity

         6.1 Except as required by law, no press release or other written statements in connection with work performed under this Agreement intended for use in the public media, having or containing any reference to IgX or UNIVERSITY shall be made by either party without approval of the other party, which approval shall not be unreasonably withheld. UNIVERSITY, however, shall acknowledge IgX's support of the Research Plan under this Agreement in scientific publications and other scientific communications. In any other statements, the parties shall describe the scope and nature of their participation accurately and appropriately.

                             ARTICLE 7. Arbitration

         7.1 The parties agree that any dispute arising under this Agreement involving the sum of Thirty Thousand Dollars ($30,000) or less in money damages only shall be resolved by arbitration pursuant to the Arizona Uniform Rules of Procedure for Arbitration. The decision of the arbitrator(s) shall be final.

                  ARTICLE 8. Term and Termination of Agreement

         8.1 The Research Plan shall be commenced by UNIVERSITY on or about November 1, 1996 and shall continue for an initial period of eighteen (18) months. Extensions of this initial eighteen (18) month period shall be as mutually agreed to in writing signed by the parties.

         8.2 Notwithstanding the foregoing, performance under this Agreement may be terminated by IgX upon sixty (60) days written notice; performance may be terminated by UNIVERSITY if circumstances beyond its control preclude continuation of the Research Plan. Upon receipt of notice of termination from IgX, UNIVERSITY will proceed in an orderly fashion to terminate any outstanding commitments and to close down the Research Plan. In the event that this Agreement is terminated by IgX, all costs associated with termination will be reimbursable to UNIVERSITY including costs incurred prior to the receipt of notice of termination but which have not yet been reimbursed, and commitments existing at the time notice of termination is received which cannot be canceled. IgX shall not reimburse UNIVERSITY for costs associated with termination of this Agreement by UNIVERSITY. In the event of termination, UNIVERSITY will provide IgX with a final report within ninety (90) days after the effective date of termination of all costs incurred and all funds received; in the event that this Agreement is terminated by UNIVERSITY, expenses associated with termination shall not be included in UNIVERSITY's calculation of costs incurred. The report will be accompanied by a check in the amount of any excess of funds advanced over costs incurred, or by final invoice for amounts due. UNIVERSITY will also provide IgX with a report summarizing the Research Plan results through the date of termination.

         8.3 Termination of this Agreement shall not relieve UNIVERSITY and the PRINCIPAL INVESTIGATOR of any obligations of confidentiality provided for in Article 5 of this Agreement.

                         ARTICLE 9. General Provisions

         9.1 Any notices permitted or required hereunder shall be deemed effective if made in writing and sent, postage prepaid as follows:

To IgX:                    Albert J. Henry, Chairman
                           IgX Corp.
                           17197 North Laurel Park Drive, Suite 540
                           Livonia, Michigan 48152

With a copy to:            June Knaudt
                           IgX Corp.
                           c/o: Henry & Co.

                           4370 La Jolla Village Drive, Suite 400
                           San Diego, California 92122

To UNIVERSITY:             Janet M. Hornung, Director
                           Sponsored Projects Services
                           The University of Arizona
                           888 North Euclid Avenue, #510
                           P.O. Box 210158
                           Tucson, Arizona 85721-0158

With a copy to:            Rita C. Manak, Ph.D., Director
                           Office of Technology Transfer
                           The University of Arizona
                           888 North Euclid Avenue, #515

                           P.O. Box 210158
                           Tucson, Arizona 85721-0158

and                        F. Javier Enriquez, M.D., Ph.D.
                           Associate Professor
                           Department of Veterinary Science and Microbiology The University of Arizona
                           Building 90, Room 202
                           Tucson, Arizona 85721

         9.2 This Agreement embodies the entire understanding of the parties and supersedes any other agreement of understanding between or among the parties relating to the subject matter hereof. No waiver, amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of each party by their respective property officers who are duly authorized to do so.

         9.3 This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that IgX may assign this Agreement to any AFFILIATE of IgX, or to any purchaser or transferee of all or substantially all of IgX's business upon prior written notice to UNIVERSITY. UNIVERSITY agrees not to assign any of its rights or obligations under this Agreement to any other party without first obtaining IgX's written approval.

         9.4 IgX agrees that this Agreement shall be binding upon and inure to the benefit of its respective successors and assigns.

         9.5 Waiver by either party of any breach or default of any clause of this Agreement by the other party shall not operate as a waiver of any previous or future default or breach of the same or different clause of this Agreement.

         9.6 This Agreement shall in all respects be interpreted and construed in accordance with laws of the State of Arizona.

         9.7 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of the Agreement.

         9.8 If any of the provisions of this Agreement are held void or unenforceable, the remaining provisions shall nevertheless be effective, the intent being to effectuate this Agreement to the fullest extent possible.

         9.9 The parties agree to be bound by applicable state and federal rules governing equal employment opportunity and non-discrimination.

         9.10 The parties recognize that the performance by the Arizona Board of Regents for and on behalf of UNIVERSITY may be dependent upon the appropriation of funds by the State Legislature of Arizona. Should the Legislature fail to appropriate the necessary funds or if UNIVERSITY's appropriation is reduced during the fiscal year, the Board of Regents may reduce the scope of this Agreement if appropriate or cancel this Agreement without further duty or obligation. The Board agrees to notify other party(ies) as soon as reasonably possible after the unavailability of said funds comes to the Board's attention.

         9.11 This Agreement is subject to Arizona Revised Statutes ? 38-511 and the State of Arizona may cancel this Agreement if any person significantly involved in negotiating, drafting, securing or obtaining this Agreement for or on behalf of the Arizona Board of Regents becomes an employee in any capacity of any other party or a consultant to any other party with reference to the subject matter of this Agreement while the Agreement or any extension hereof is in effect.

         9.12 UNIVERSITY reserves unto itself a nonexclusive free-of-charge right to use UNIVERSITY's INVENTIONS and JOINT INVENTIONS(S) solely in connection with its teaching and research functions.

         9.13 IgX shall not incur any liability for any act or failure to act by employees of UNIVERSITY as a result of the performance of the SPONSORED RESEARCH and UNIVERSITY shall not accept any liability for any act or failure to act by employees of IgX as a result of the performance of the SPONSORED RESEARCH.

         9.14     Exhibit "A" is made part hereof for all purposes.

         9.15 This Agreement may be executed in more than one counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

         UNIVERSITY: Arizona Board of Regents, acting for and on behalf of The University of Arizona

                                    By:
                                          -------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------

IgX:                                IgX Corp., a Delaware corporation

                                    By:
                                       ----------------------------------------
                                               Albert J. Henry, Chairman

The undersigned has read and understands the terms and conditions of this Agreement, and by his signature below accepts and will abide by said terms and conditions.

                                     ------------------------------------------
                                           F. Javier Enriquez, M.D., Ph.D.

                                  EXHIBIT "A"

                                 RESEARCH PLAN

                                  EXHIBIT "B"

                               LICENSE AGREEMENT